Exhibit m(vi) under Form N-1A
                                             Exhibit 10 under Item 601/ Reg. S-K

                                    EXHIBIT E

                                     to the

                                Distribution Plan

                         MONEY MARKET OBLIGATIONS TRUST

                        PENNSYLVANIA MUNICIPAL CASH TRUST

                               CASH SERIES SHARES

         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Cash Series Shares of Pennsylvania Municipal Cash Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .40% of the average aggregate net asset value of the Cash Series Shares of Pennsylvania Municipal Cash Trust held during the month.

         Witness the due execution hereof this 1st day of November, 1999.

                              MONEY MARKET OBLIGATIONS TRUST

                              By:  /S/ RICHARD B. FISHER
                                 ---------------------------------------
                             Name: Richard B. Fisher

                              Title: Vice President